FOR:		THE DEWEY ELECTRONICS CORPORATION
		27 Muller Road
		Oakland, NJ  07436
KCSA		Joseph A. Mansi / Garth Russell
CONTACT:	(212) 896-1205 / (212) 896-1250
		jmansi@kcsa.com / grussell@kcsa.com
		www.kcsa.com

FOR IMMEDIATE RELEASE

THE DEWEY ELECTRONICS CORPORATION
ANNUAL STOCKHOLDERS' MEETING



OAKLAND, N.J., December 11, 2006 - The Dewey Electronics Corporation (OTC: DEWY.OB) held its annual stockholders' meeting on December 6, 2006 in Oakland, New Jersey.

Stockholders voted to re-elect the Company's existing Board members:
Frances D. Dewey, John H.D. Dewey, James M. Link, Nathaniel Roberts, John Rhodes and elected Ronald Tassello for his first full term. (Mr.
Tassello joined the Board on September 14, 2006.)

In addressing the shareholders, John H.D. Dewey, President and Chief Executive Officer, said, "I am happy to report that our last fiscal year, ending June 2006, included an increase in the number of our 2 Kilowatt Diesel Generators sold as well as an increase in the Company's overall revenue. However, the Company ended the fiscal year with a loss and management is working to address this." He also added, "I would like to warmly thank our Shareholders, Customers and Employees for their support."

About the Dewey Electronics Corporation
The Dewey Electronics Corporation, founded in 1955, is a diversified manufacturer of sophisticated electronic and electromechanical systems for the military. Visit our website at www.deweyelectronics.com.

This release contains forward-looking statements as defined in Section 21E of the Securities and Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties including those involved in the Company's dependence upon its Department of Defense business, as further described in our filings under the Securities Exchange Act.